SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

M&F Bancorp, Inc. (the “Registrant”), the parent company of Mechanics and Farmers Bank (the “Bank”), announced that Lyn Hittle has been appointed as Chief Financial Officer of the Registrant and the Bank. The appointment is effective as of May 12, 2008.

Immediately prior to taking up her appointment, Ms. Hittle, age 55, served as Senior Vice President and Chief Accounting Officer for Capital Bank, since August 2007. Prior to that, she served as Vice President -Finance and Controller for Eos Airlines, Inc., since January 2006. Prior to that, she served as Senior Vice President, Chief Financial Officer, Controller and Director of Human Resources for Harrington Bank, since October 2001.

Ms. Hittle shall receive an initial base salary of $150,000 per annum, and a one-off signing bonus of $15,000. In addition, Ms. Hittle shall be eligible to participate in the Registrant’s benefit and bonus plans upon meeting the applicable eligibility requirements.

Ms. Hittle has no familial relationships with any executive officer or director of the Registrant. Other than her employment with the Registrant and the Bank, there have been no transactions, nor are there any currently proposed transactions, in which the Registrant has or is to be a participant and the amount involved exceeds $120,000 and in which Ms. Hittle had or will have a direct or indirect material interest.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit
99.1	Press Release dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC. (Registrant)

By:	/s/ Kim D. Saunders
Kim D. Saunders
President and Chief Executive Officer

Dated: May 13, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 12, 2008